Exhibit 4.2

SUPPLEMENTAL INDENTURE – SUBSIDIARY GUARANTEE

SUPPLEMENTAL INDENTURE, dated as of October 6, 2021 (this “Supplemental Indenture”), is among Penn Virginia Holdings, LLC, a Delaware limited liability company, as successor by way of merger with Penn Virginia Escrow LLC (the “Company”), each of the parties identified under the caption “Subsequent Guarantors” on the signature pages hereto (each a “Guaranteeing Subsidiary”), each a subsidiary of the Company, the other Guarantors (as defined in the Indenture referred to herein) and Citibank, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, Penn Virginia Escrow LLC, as issuer (the “Escrow Issuer”), and the Trustee entered into an Indenture, dated as of August 10, 2021 (as amended and supplemented from time to time, the “Indenture”), pursuant to which the Escrow Issuer initially issued $400,000,000 in principal amount of senior unsecured notes due 2026 (the “Notes”);

WHEREAS, on the date of the consummation of the Lonestar Merger (as defined in the Indenture), the Escrow Issuer merged with and into the Company as the surviving entity of such merger, and the Company assumed all obligations of the Escrow Issuer as “Company” under the Indenture and the Notes;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary, the other Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No director, manager, officer, member, partner, employee, incorporator or unitholder or other owner of Capital Stock of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the other Guarantors and the Company. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, indemnities, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein, mutatis mutandis.

[Signature pages follow.]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: October 5, 2021

COMPANY
PENN VIRGINIA HOLDINGS, LLC

By:	/s/ Russell T Kelley, Jr.
Name:	Russell T Kelley, Jr.
Title:	Senior Vice President, Chief Financial Officer and Treasurer

SUBSEQUENT GUARANTORS
LONESTAR RESOURCES AMERICA LLC
ALBANY SERVICES, L.L.C.
T-N-T ENGINEERING, LLC
LONESTAR RESOURCES, LLC
LONESTAR OPERATING, LLC
POPLAR ENERGY, LLC
EAGLEFORD GAS, LLC
EAGLEFORD GAS 2, LLC
EAGLEFORD GAS 3, LLC
EAGLEFORD GAS 4, LLC
EAGLEFORD GAS 5, LLC
EAGLEFORD GAS 6, LLC
EAGLEFORD GAS 7, LLC
EAGLEFORD GAS 8, LLC
EAGLEFORD GAS 10, LLC
LONESTAR BR DISPOSAL LLC
LA SALLE EAGLE FORD GATHERING LINE LLC
EAGLEFORD GAS 11, LLC

By:	/s/ Russell T Kelley, Jr.
Name:	Russell T Kelley, Jr.
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Supplemental Indenture – Subsidiary Guarantors]

PI MERGER SUB LLC

By:	/s/ Darrin J. Henke
Name:	Darrin J. Henke
Title:	President and Chief Executive Officer

EXISTING GUARANTORS:
PENN VIRGINIA OIL & GAS, LLC
PENN VIRGINIA OIL & GAS GP LLC
PENN VIRGINIA OIL & GAS LP LLC
PENN VIRGINIA MC, LLC
PENN VIRGINIA MC ENERGY L.L.C.
PENN VIRGINIA MC GATHERING COMPANY L.L.C.
PENN VIRGINIA MC OPERATING COMPANY L.L.C.
PENN VIRGINIA RESOURCE HOLDINGS, LLC

By:	/s/ Russell T Kelly, Jr.
Name:	Russell T Kelley, Jr.
Title:	Senior Vice President, Chief Financial Officer and Treasurer

PENN VIRGINIA OIL & GAS, L.P.

By:	Penn Virginia Oil & Gas GP LLC, its general partner

By:	/s/ Russell T Kelley, Jr.
Name:	Russell T Kelley, Jr.
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Supplemental Indenture – Subsidiary Guarantors]

CITIBANK, N.A.,
as Trustee

By:	/s/ William Keenan
Name:	William Keenan
Title:	Senior Trust Officer

[Signature Page to Supplemental Indenture – Subsidiary Guarantors]